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                                                                    EXHIBIT 99.3


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

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                                                                             NINE MONTHS ENDED SEPTEMBER 30,
                                                                             -------------------------------
                                                                                  2002             2001
                                                                             -------------    --------------

OPERATING ACTIVITIES:
Net loss                                                                      $     (2,048)   $     (3,494)
   Adjustments to net loss:
      Income from discontinued operations, net of income taxes                        (349)           (364)
      Depreciation and amortization                                                  3,430           3,924
      Loss on sale of investments and fair market value adjustments - net               22              --
      Provision for bad debts                                                          581             405
      Asset impairment charge                                                        1,339           3,247
      Equity loss on investments                                                       155              74
      Deferred income taxes                                                           (294)            829
      (Gain) loss on sales of rural exchanges and fixed assets                           5             (50)
      (Gain) loss on early retirement of debt-net                                       (6)             65
Changes in operating assets and liabilities:
   Accounts receivable                                                                 161            (875)
   Inventories, supplies, prepaids and other current assets                             58            (501)
   Accounts payable, accrued expenses and advance billings                          (1,066)           (444)
   Restructuring and Merger-related reserves                                          (252)             37
   Other                                                                                53             156
                                                                              ------------    ------------
   Cash provided by operating activities                                             1,789           3,009
                                                                              ------------    ------------
INVESTING ACTIVITIES
   Expenditures for property, plant and equipment                                   (2,318)         (7,791)
   Other                                                                                63             (24)
                                                                              ------------    ------------
   Cash used for investing activities                                               (2,255)         (7,815)
                                                                              ------------    ------------
FINANCING ACTIVITIES
   Net proceeds from current borrowings                                                809             968
   Proceeds from issuance of long-term borrowings - net                              1,476           6,937
   Repayments of long-term borrowings                                               (1,117)         (2,269)
   Restricted cash for the repayment of short-term borrowings                         (107)             --
   Costs relating to the early retirement of debt                                       --            (106)
   Proceeds from issuance of common stock                                               12             296
   Repurchase of stock                                                                 (12)         (1,000)
   Debt issuance costs                                                                (152)            (41)
   Dividends paid on common stock                                                       --             (83)
                                                                              ------------    ------------
   Cash provided by financing activities                                               909           4,702
                                                                              ------------    ------------
CASH AND CASH EQUIVALENTS
   Increase                                                                            443            (104)
   Net cash provided by discontinued operations                                        433             375
   Beginning balance                                                                   257             154
                                                                              ------------    ------------
   Ending balance                                                             $      1,133    $        425
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